News Release

Cenveo Announces Second Quarter 2013 Results

Direct Mail volumes up over 20% versus prior year
Evaluating distressed industry assets
Replacement packaging press operational end of 2nd quarter
Company provides update on strategic review

STAMFORD, CT – (August 7, 2013) – Cenveo, Inc. (NYSE: CVO) today announced results for the three and six months ended June 29, 2013.

The Company generated net sales of $415.7 million for the three months ended June 29, 2013, compared to $433.2 million for the same period last year. The Company generated net sales of $844.0 million for the six months ended June 29, 2013, compared to $883.0 million for the same period last year. The decrease in net sales for both periods was primarily due to lower sales volumes in our commercial print operations mainly resulting from production timing and lower customer demand, lower sales of office product envelopes due to the transition of a low margin account out of our operating platform, lower average selling price from our direct envelopes due to our initiatives to gain market share as well as pricing pressures primarily from a competitor now in bankruptcy protection. These decreases were offset in part by higher sales volume from our direct envelopes due to our initiatives to increase market share and increased direct mail demand.

Operating income was $19.2 million for the three months ended June 29, 2013, compared to $28.6 million for the same period last year. The decrease in operating income was primarily due to lower sales volumes and higher input costs in ancillary raw material categories. Non-GAAP operating income was $24.9 million for the three months ended June 29, 2013, compared to $35.9 million for the same period last year. Operating income was $33.5 million for the six months ended June 29, 2013, compared to $42.7 million for the same period last year. The decrease in operating income was primarily due to lower sales volumes and higher input costs in ancillary raw material categories, offset in part by lower restructuring, impairment and other charges. Non-GAAP operating income was $45.6 million for the six months ended June 29, 2013, compared to $67.4 million for the same period last year. A reconciliation of operating income to non-GAAP operating income is presented in the attached tables.

For the three months ended June 29, 2013, the Company had a loss from continuing operations of $17.6 million, or $0.28 per share, compared to a loss of $0.2 million, or $0.01 per share for the same period last year. Non-GAAP loss from continuing operations was $0.5 million, or $0.01 per share, for the three months ended June 29, 2013, as compared to non-GAAP income from continuing operations of $8.0 million, or $0.13 per share, for the same period last year. For the six months ended June 29, 2013, the Company had a loss from continuing operations of $36.5 million, or $0.57 per share, compared to a loss of $22.8 million, or $0.36 per share for the same period last year. Non-GAAP loss from continuing operations was $9.8 million, or $0.15 per share, for the six months ended June 29, 2013, as compared to non-GAAP income from continuing operations of $11.2 million, or $0.18 per share, for the same period last year. A reconciliation of loss from continuing operations to non-GAAP (loss) income from continuing operations is presented in the attached tables.

Cash flow provided by operating activities of continuing operations for the six months ended June 29, 2013 was $9.6 million, compared to cash flow provided by operating activities of continuing operations of $15.9 million for the same period last year. The change in our cash flows year over year is due to an inventory build related to potential supply constraints and pending price increases for certain raw materials and the timing of interest and vendor payments in the first six months compared to prior year.

Adjusted EBITDA for the three months ended June 29, 2013 was $42.0 million, compared to Adjusted EBITDA of $52.6 million for the same period last year. Adjusted EBITDA for the six months ended June 29, 2013 was $78.3 million, compared to Adjusted EBITDA of $99.4 million for the same period last year. A reconciliation of net loss to Adjusted EBITDA is presented in the attached tables.

Robert G. Burton, Sr., Chairman and Chief Executive Officer stated:
“Our second quarter performance was mixed. Our labels and packaging operations had a solid quarter with positive revenue growth up 2.5% despite continued disruption from the press fire that occurred earlier this year. I am very proud of our team's performance during this difficult period of time and I remain optimistic about our future prospects in our packaging business as the replacement press became fully operational in late June. We continue to expect that the performance of our print operations will begin to stabilize as we enter the back-half of the year as important industry verticals, such as managed care and travel and leisure enter seasonally stronger periods. In the meantime, we continue to remain vigilant on costs and increasing sales within this segment. Our envelope operations have continued to see significant improvement in direct mail as credit card mailing volumes have increased over 20% in the first half of the year, the strongest performance we have experienced since 2011. Despite this improvement in volume, we have experienced pricing pressures due to industry competitive dynamics.”

Strategic Update:
As discussed on our last conference call, we initiated reviews of all strategic options for some of our operating assets. Our recent focus has narrowed on divesting certain underperforming assets or assets that do not fit our future strategic plans. We continue to be in discussions with multiple parties for certain assets and expect to conclude any present opportunities over the coming months. More importantly, since our last conference call, we began evaluating distressed assets within certain industries that we operate and may look to potentially integrate them into our existing platform. While no assurances can be made that any transaction will be consummated, we expect that any potential transaction currently being contemplated regarding these distressed assets would be in the best interests of our customers and shareholders as it must be deleveraging to our capital structure and must be accretive to earnings and cash flow per share.

Conference Call:
Cenveo will host a conference call tomorrow, Thursday, August 8, 2013 at 10:00 a.m. Eastern Time. The conference call will be available via webcast, which can be accessed via the Internet at www.cenveo.com.

Cenveo, Inc. and Subsidiaries Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (in thousands, except per share data) (Unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Net sales	$415,702	$433,218	$843,993	$882,977
Cost of sales	343,611	352,800	702,246	722,847
Selling, general and administrative expenses	47,595	44,913	96,173	93,827
Amortization of intangible assets	2,607	2,586	5,214	5,209
Restructuring, impairment and other charges	2,724	4,354	6,906	18,376
Operating income	19,165	28,565	33,454	42,718
Interest expense, net	28,235	28,796	57,810	56,648
Loss on early extinguishment of debt, net	7,720	785	7,847	11,414
Other income, net	(2,291)	(1,116)	(1,995)	(818)
(Loss) income from continuing operations before income taxes	(14,499)	100	(30,208)	(24,526)
Income tax expense (benefit)	3,088	314	6,286	(1,678)
Loss from continuing operations	(17,587)	(214)	(36,494)	(22,848)
Loss from discontinued operations, net of taxes	(1,296)	(187)	(1,534)	(4,771)
Net loss	(18,883)	(401)	(38,028)	(27,619)
Other comprehensive income (loss):
Currency translation adjustment	(2,329)	(2,202)	(3,108)	(758)
Comprehensive income (loss)	$(21,212)	$(2,603)	$(41,136)	$(28,377)

Loss per share – basic:
Continuing operations	$(0.28)	$(0.01)	$(0.57)	$(0.36)
Discontinued operations	(0.02)	—	(0.03)	(0.08)
Net loss	$(0.30)	$(0.01)	$(0.60)	$(0.44)

Loss per share – diluted:
Continuing operations	$(0.28)	$(0.01)	$(0.57)	$(0.36)
Discontinued operations	(0.02)	—	(0.03)	(0.08)
Net loss	$(0.30)	$(0.01)	$(0.60)	$(0.44)

Weighted average shares outstanding:
Basic	63,922	63,476	63,881	63,441
Diluted	63,922	63,476	63,881	63,441

Cenveo, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (in thousands) (Unaudited)
	For the Six Months Ended
	June 29, 2013	June 30, 2012
Cash flows from operating activities:
Net loss	$(38,028)	$(27,619)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on sale of discontinued operations, net of taxes	—	5,319
Loss (income) from discontinued operations, net of taxes	1,534	(548)
Depreciation and amortization, excluding non-cash interest expense	30,686	31,180
Non-cash interest expense, net	5,143	3,786
Deferred income taxes	4,779	(3,381)
Gain on sale of assets	(226)	(1,118)
Non-cash restructuring, impairment and other charges, net	783	10,633
Loss on early extinguishment of debt, net	7,847	11,414
Stock-based compensation provision	1,977	2,993
Gain on insurance claim	(2,670)	—
Other non-cash charges	2,504	2,835
Changes in operating assets and liabilities, excluding the effects of acquired businesses:
Accounts receivable	12,152	25,247
Inventories	(14,793)	806
Accounts payable and accrued compensation and related liabilities	5,487	(25,251)
Other working capital changes	2,904	(13,009)
Other, net	(10,518)	(7,341)
Net cash provided by operating activities of continuing operations	9,561	15,946
Net cash used in operating activities of discontinued operations	(215)	(3,959)
Net cash provided by operating activities	9,346	11,987
Cash flows from investing activities:
Cost of business acquisitions, net of cash acquired	(5,145)	(644)
Capital expenditures	(15,730)	(11,282)
Purchase of investment	(1,650)	—
Proceeds from insurance claim	3,036	—
Proceeds from sale of property, plant and equipment	7,561	1,948
Proceeds from sale of intangible asset	—	1,700
Net cash used in investing activities of continuing operations	(11,928)	(8,278)
Net cash provided by investing activities of discontinued operations	—	39,875
Net cash (used in) provided by investing activities	(11,928)	31,597
Cash flows from financing activities:
Repayment of 10.5% senior notes	—	(169,875)
Repayment of 7.875% senior subordinated notes	(67,848)	(180,139)
(Repayment) borrowing of Term Loan B due 2016	(389,105)	18,948
Repayment of 8.375% senior subordinated notes	—	(24,787)
Payment of financing related costs and expenses and debt issuance discounts	(13,884)	(32,335)
Repayments of other long-term debt	(2,413)	(2,639)
Purchase and retirement of common stock upon vesting of RSUs	(363)	(434)
Proceeds from issuance of 11.5% senior notes	—	225,000
Proceeds from issuance of 7% senior exchangeable notes	—	86,250
(Repayment) borrowings under revolving credit facility, net	(18,000)	34,700
Proceeds from issuance of 15% unsecured term loan due 2017	50,000	—
Proceeds from issuance of term loan facility	360,000	—
Borrowings under ABL facility due 2017	266,700	—
Repayments under ABL facility due 2017	(163,900)	—
Repayment of 15% unsecured term loan due 2017	(15,000)	—
Net cash provided by (used in) financing activities of continuing operations	6,187	(45,311)
Net cash used in financing activities of discontinued operations	—	(1,652)
Net cash provided by (used in) financing activities	6,187	(46,963)
Effect of exchange rate changes on cash and cash equivalents	161	(307)
Net increase (decrease) in cash and cash equivalents	3,766	(3,686)
Cash and cash equivalents at beginning of period	8,110	17,753
Cash and cash equivalents at end of period	$11,876	$14,067

Cenveo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	June 29, 2013	December 29, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$11,876	$8,110
Accounts receivable, net	244,670	258,199
Inventories	144,358	130,432
Prepaid and other current assets	64,989	68,299
Assets of discontinued operations - current	2,214	3,923
Total current assets	468,107	468,963

Property, plant and equipment, net	266,720	281,798
Goodwill	190,742	191,415
Other intangible assets, net	210,808	212,904
Other assets, net	49,392	44,673
Assets of discontinued operations - long-term	481	1,456
Total assets	$1,186,250	$1,201,209

Liabilities and Shareholders’ Deficit
Current liabilities:
Current maturities of long-term debt	$7,483	$11,748
Accounts payable	187,800	182,799
Accrued compensation and related liabilities	25,469	24,947
Other current liabilities	80,784	77,610
Liabilities of discontinued operations - current	2,511	3,130
Total current liabilities	304,047	300,234

Long-term debt	1,194,422	1,171,870
Other liabilities	191,453	193,419
Liabilities of discontinued operations - long-term	164	—
Commitments and contingencies	—	—
Shareholders’ deficit:
Preferred stock	—	—
Common stock	640	638
Paid-in capital	356,595	354,983
Retained deficit	(790,762)	(752,734)
Accumulated other comprehensive loss	(70,309)	(67,201)
Total shareholders’ deficit	(503,836)	(464,314)
Total liabilities and shareholders’ deficit	$1,186,250	$1,201,209

Cenveo, Inc. and Subsidiaries Reconciliation of Operating Income to Non-GAAP Operating Income (in thousands) (Unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012

Operating income	$19,165	$28,565	$33,454	$42,718
Integration, acquisition and other charges	1,980	1,574	3,305	3,321
Stock-based compensation provision	1,024	1,406	1,977	2,993
Restructuring, impairment and other charges	2,724	4,354	6,906	18,376
Non-GAAP operating income	$24,893	$35,899	$45,642	$67,408

Cenveo, Inc. and Subsidiaries
Reconciliation of Loss from Continuing Operations to Non-GAAP Income (Loss) from Continuing Operations and Related Per Share Data
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012

Loss from continuing operations	$(17,587)	$(214)	$(36,494)	$(22,848)
Integration, acquisition and other charges	1,980	1,574	3,305	3,321
Stock-based compensation provision	1,024	1,406	1,977	2,993
Restructuring, impairment and other charges	2,724	4,354	6,906	18,376
Loss on early extinguishment of debt, net	7,720	785	7,847	11,414
Income tax benefit (expense)	3,657	67	6,657	(2,025)
Non-GAAP income (loss) from continuing operations	$(482)	$7,972	$(9,802)	$11,231

Income (loss) per share – diluted:
Continuing operations	$(0.28)	$(0.01)	$(0.57)	$(0.36)
Integration, acquisition and other charges	0.03	0.03	0.05	0.05
Stock-based compensation provision	0.02	0.02	0.03	0.05
Restructuring, impairment and other charges	0.04	0.07	0.11	0.29
Loss on early extinguishment of debt, net	0.12	0.01	0.12	0.18
Income tax benefit (expense)	0.06	0.01	0.11	(0.03)
Non-GAAP income (loss) from continuing operations	$(0.01)	$0.13	$(0.15)	$0.18

Weighted average shares—diluted	63,922	63,476	63,881	63,474

Cenveo, Inc. and Subsidiaries Reconciliation of Net Loss to Adjusted EBITDA (in thousands) (Unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012

Net loss	$(18,883)	$(401)	$(38,028)	$(27,619)
Interest expense, net	28,235	28,796	57,810	56,648
Income tax expense (benefit)	3,088	314	6,286	(1,678)
Depreciation	12,216	12,956	25,472	25,971
Amortization of intangible assets	2,607	2,586	5,214	5,209
Integration, acquisition and other charges	1,980	1,574	3,305	3,321
Stock-based compensation provision	1,024	1,406	1,977	2,993
Restructuring, impairment and other charges	2,724	4,354	6,906	18,376
Loss on early extinguishment of debt, net	7,720	785	7,847	11,414
Loss from discontinued operations, net of taxes	1,296	187	1,534	4,771
Adjusted EBITDA, as defined	$42,007	$52,557	$78,323	$99,406

###

In addition to results presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”), we use certain non-GAAP financial measures, including Adjusted EBITDA, non-GAAP income (loss) from continuing operations, non-GAAP operating income, non-GAAP operating income margin, and adjusted free cash flow. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, integration, acquisition and other charges, stock-based compensation provision, restructuring, impairment and other charges, gain on bargain purchase, loss (gain) on early extinguishment of debt, net and (loss) income from discontinued operations, net of taxes. Non-GAAP operating income is defined as operating income excluding integration, acquisition and other charges, stock-based compensation provision, and restructuring, impairment and other charges. Non-GAAP operating income margin is calculated by dividing non-GAAP operating income into net sales. Non-GAAP income (loss) from continuing operations excludes integration, acquisition and other charges, stock-based compensation provision, restructuring, impairment and other charges, gain on bargain purchase, loss (gain) on early extinguishment of debt, net, and an adjustment to income taxes to reflect an estimated cash tax rate. Adjusted free cash flow is defined as Adjusted EBITDA less cash interest, cash taxes, and capital expenditures, net of proceeds from plant, property and equipment. These are non-GAAP financial measures, as defined herein, and should be read in conjunction with GAAP financial measures. A reconciliation of loss from continuing operations to non-GAAP income (loss) from continuing operations and operating income to non-GAAP operating income is presented in the attached tables. These non-GAAP financial measures are not presented as an alternative to cash flows from continuing operations, as a measure of our liquidity or as an alternative to reported net loss as an indicator of our operating performance. The non-GAAP financial measures as used herein may not be comparable to similarly titled measures reported by competitors.

We believe the use of Adjusted EBITDA, non-GAAP income (loss) from continuing operations, non-GAAP operating income, non-GAAP operating income margin and free cash flow along with GAAP financial measures enhances the understanding of our operating results and may be useful to investors in comparing our operating performance with that of our competitors and estimating our enterprise value. Adjusted EBITDA is also a useful tool in evaluating the core operating results of the Company given the significant variation that can result from, for example, the timing of capital expenditures, the amount of intangible assets recorded or the differences in assets’ lives. We also use Adjusted EBITDA internally to evaluate the operating performance of our segments, to allocate resources and capital to such segments, to measure performance for incentive compensation programs, and to evaluate future growth opportunities. The non-GAAP financial measures included in this press release are reconciled to their most directly comparable GAAP financial measures in the tables included herein.

Cenveo (NYSE: CVO), headquartered in Stamford, Connecticut, is a leading global provider of print and related resources, offering world-class solutions in the areas of custom labels, specialty packaging, envelopes, commercial print, content management and publisher solutions. The company provides a one-stop offering through services ranging from design and content management to fulfillment and distribution. With a worldwide distribution platform, we pride ourselves on delivering quality solutions and service every day for our more than 100,000 customers. For more information please visit us at www.cenveo.com.
________________________
Statements made in this release, other than those concerning historical financial information, may be considered “forward-looking statements,” which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. In view of such uncertainties, investors should not place undue reliance on our forward-looking statements. Such statements speak only as of the date of this release, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results to differ materially from management’s expectations include, without limitation: (i) the recent United States and global economic conditions, which have adversely affected us and could continue to do so; (ii) our substantial level of indebtedness, which could impair our financial condition and prevent us from fulfilling our business obligations; (iii) our ability to service or refinance our debt; (iv) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (v) additional borrowings that are available to us could further exacerbate our risk exposure from debt; (vi) our ability to successfully integrate acquired businesses into our business; (vii) a decline of our consolidated profitability or profitability within one of our individual reporting units could result in the impairment of our assets, including goodwill, other long-lived assets and deferred tax assets; (viii) intense competition and fragmentation in our industry; (ix) the general absence of long-term customer agreements in our industry, subjecting our business to quarterly and cyclical fluctuations; (x) factors affecting the United States postal services impacting demand for our products; (xi) the availability of the internet and other electronic media may adversely affect our business; (xii) increases in paper costs and decreases in the availability of raw materials; (xiii) our labor relations; (xiv) our compliance with environmental laws; (xv) our dependence on key management personnel; (xvi) our dependence upon information technology systems; and (xvii) our international operations and the risks associated with operating outside of the United States. This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact our business. Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at www.cenveo.com.

Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 595-3005.